Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in the Registration Statement on Form S-8 of Cool Holdings, Inc. and subsidiaries (formerly known as InfoSonics and Subsidiaries) (collectively, the “Company”) of our report dated May 21, 2018 relating to the consolidated financial statements of Cooltech Holding Corp. as of December 31, 2017 and 2016 and for the years then ended.

Yours truly,

/s/ MNP LLP

MNP LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Ontario

December 13, 2019